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                                                                    Exhibit 10.7

                            ASSET PURCHASE AGREEMENT

         This Agreement is entered into this 14th day of August, 1997, by and between Madison Sports and Entertainment, Inc. ("Madison") and VidKid Distribution, Inc. ("VidKid").

                                    RECITALS:

         A. Madison is the owner of the master prints and rights to 130 color half hour episodes of the NEW HOWDY DOODY SHOW which were produced in the 1970's under a license from the National Broadcasting Company to Robert E. Smith (the "Shows").

         B. Madison desires to sell, transfer, and assign its rights to the Shows to VidKid and VidKid wishes to acquire and exploit the rights to the Shows.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Purchase and Sale of Assets

         1.1 Description of Assets. Madison shall sell, assign, transfer, convey, and deliver to VidKid, and VidKid shall purchase and accept from Madison, all of its tangible and intangible assets relating to the Shows including without limitation:

                  1.1.1 Any and all intellectual property rights and interests which are owned by Madison relating to the Shows.

                  1.1.2 Any and all rights to the master prints to the Shows.

                  1.1.3 Any and all rights to merchandising of the Howdy Doody character and other characters related to the Shows ("Characters").

                  1.1.4 Any and all license agreements, merchandising agreements or other contract rights owned by Madison relating to the Shows or the Characters.

                  1.1.5 All copyrights, trademarks, trade names, and service marks owned by Madison or for which Madison has a license which are used or useful or intended to be used in relation to the Shows.

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                  1.1.6 The asset being purchased shall be subject to no
encumbrances, charges, adverse claims, liens, hypothecations, security interests, or liabilities whatsoever.

         2.  Purchase Price

         2.1 Purchase Price. VidKid shall within 72 hours of receipt of tapes, deliver the sum of $50,000 to Madison in the form of a refundable deposit ("Refundable Deposit") pursuant to Section 2.4. Repayment of the Refundable Deposit in the event the transaction contemplated by this Agreement is not closed shall be evidenced by the non-interest bearing Promissory Note attached as an Exhibit to this Agreement which shall be signed by Madison and delivered to VidKid in exchange for the Refundable Deposit. In addition, as security for the Promissory Note, Madison grants to VidKid a first priority security interest in the master prints of the Shows and the other items described in Article I. At closing, VidKid shall make an additional payment of $100,000 to Madison.

         2.2 Royalty Payment. In addition to the sums payable under Section 2.1, VidKid shall pay to Madison 40% of the "net positive cash flow" from all sources relating to the Shows or to licensing and merchandising relating to the Characters until Madison has received $325,000 in addition to the payments under
Section 2.1. For purposes of this provision, the term "net positive cash flow" shall be defined as gross receipts less costs of production, marketing, distribution, third-party costs, interest (at no more than 2 1/2% over Chase Manhattan Bank prime), insurance, advertising, legal, accounting and administration costs. VidKid will provide annual audited financial statements to Madison within 120 days of the end of each calendar year until the Royalty or $325,000 (as adjusted pursuant to 2.3) is paid in full.

         2.3 Adjustments to Royalty Payment. If any of the master tapes is unusable, there shall be a reduction in the Royalty Payment provided under
Section 2.2. The reduction shall be equal to $3,654 (1/30th of the total consideration of $475,000) for each unusable tape. The determination of whether a tape is usable shall be made by VidKid or its agents. If a tape is unusable, it shall be returned to Madison upon demand.

         2.4 Initial Deliveries. Upon execution of this Agreement, delivery of the executed Promissory Note to VidKid, and within 72 hours of delivery of the master tapes for the Shows to Herb Brady, Vid-Film Services, Inc., 1631 Gardena Avenue, Glendale, CA 91204, VidKid will deliver the Refundable Deposit to Madison.


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         3.   Madison's Representations and Warranties

         Madison represents and warrants to VidKid as follows:

         3.1 Authorization. The execution, delivery, and performance of this Agreement and the other documents to be executed and delivered pursuant to this Agreement constitute the valid and binding obligation of Madison, enforceable in accordance with their terms.

         3.2 Other Contracts. Madison is not a party to any other contract or agreement relating to any transfer or assignment of its ownership of the Shows or use of rights relating to the Characters.

         3.3 No Litigation or Claims. There is no arbitration, litigation, proceeding, or claim of any kind with respect to the Shows, the Characters or Madison threatened, pending or being prosecuted in any court or before any department, commission, board, bureau, agency, or other governmental instrumentality and, to the best of Madison's knowledge, no such action, suit, arbitration, litigation, proceeding, or claim is threatened or being asserted.

         3.4 Title to Assets. Madison now has, and on the Closing Date will have, good, marketable, and indefeasible ownership, right, title, and interest in and to the Shows, the rights to the Characters and all other rights and assets being transferred, free and clear of any security interest, third party rights, lien, encumbrance, charge, liability, condition, or adverse claim whatsoever.

         3.5 No Infringement. To the best of Madison's knowledge, neither the production, distribution or other exploitation of the Shows will violate or infringe upon any trademark or copyright rights of any other party.

         3.6 No Misrepresentations. None of the representations and warranties of Madison set forth in this Agreement (notwithstanding any investigation thereof by VidKid) contains any untrue statement of a material fact or omits the statement of any material fact necessary to render the same not misleading.

         3.7 Commissions. Madison has not authorized any person to act in such a manner as to give rise to any claim against VidKid for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement.

         4.   Madison's Covenants

         4.1 Assistance. From the date of this Agreement until the Closing Date, Madison will assist VidKid, and VidKid's counsel, accountants, consultants, and other agents and representatives, in its due diligence.

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         4.2 Consents. Madison shall use its best efforts to assist VidKid to procure the consents of any third parties necessary for the assignment to VidKid of any licensing rights, merchandising rights, contract or agreement which VidKid requires to distribute and exploit the Shows and the Characters.

         5. Due Diligence. Upon execution of this Agreement, Madison shall deliver or cause to be delivered to VidKid the master prints of the Shows. For a maximum of 120 days after receipt of the master print of the Shows, VidKid shall have full rights to review the Shows and to determine whether the Shows are suitable for the purposes contemplated by VidKid ("Inspection Period"). VidKid shall specifically have the authority to transfer tapes from their present format to any other format required by VidKid for its investigation and to have third parties perform all examinations necessary to make this determination. If, at any time prior to the end of the Inspection Period, VidKid determines that the Shows are not suitable for their purposes, then VidKid shall notify Madison that it does not desire to go forward with this Agreement. Upon repayment of the Refundable Deposit, VidKid shall simultaneously return the master tapes and any other documentation or information provided to VidKid by Madison back to Madison.

         6. CONDITIONS TO VIDKID'S OBLIGATION TO CLOSE. VidKid's obligation to close shall be subject to the satisfaction of the following conditions before or at the Closing:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Madison in this Agreement shall be true and correct.

         6.2 COMPLIANCE WITH AGREEMENT. Madison shall have performed and complied with all of its obligations under this Agreement.

         6.3 NO ADVERSE CHANGE. There has been no event or occurrence relating to the Shows or the Characters which could reasonably be considered to have a material adverse effect.

         6.4 THIRD PARTY RIGHTS. VidKid shall have received any other rights it may need from NBC or other third parties to exploit the Shows and the Characters.

         7.   CLOSING, TERMINATION, POST CLOSING

         7.1  CLOSING.

                  7.1.1. SCHEDULE. The Closing shall take place at such date and


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time as VidKid and Madison may mutually determine within 30 days after the end of the Inspection Period (the "Closing Date"). If VidKid does not close on the transaction as contemplated herein, and this contract is terminated, and if Madison does not return the $50,000 refundable deposit as stipulated in the note, VidKid shall retain the episodes as agreed herein. In the event that VidKid contracts to air said episodes within a five (5) year period from the date hereof, then in that event, the terms of this Agreement between the parties shall therefore be reinstated.

         7.1.2 TERMINATION. At any time before the Closing, this Agreement may be terminated by mutual consent of the parties, or by VidKid upon notice to Madison.

         7.2 Madison's Deliveries. At the Closing, Madison shall deliver to
VidKid:

                  7.2.1 Any remaining copies of the Shows it may have in any format.

                  7.2.2 Bills of sale, assignments, and other instruments of transfer and conveyance, in form and content acceptable to VidKid.

                  7.2.3 All books, records, scripts, artwork, contracts, files, forms, and other documents relating to the Shows or the Characters.

                  7.2.4 All other items contemplated in Article I.

         7.3 VidKid's Deliveries. At the Closing, VidKid shall deliver the balance of the purchase price, $100,000, to Madison. In addition, VidKid shall cancel the promissory note.

         7.4 Post-Closing Deliveries. After the Closing, each party to this Agreement shall, at the request of the other, furnish, execute, and deliver such documents, instruments, certificates, notices, or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement and the transactions contemplated hereby.

         8.  Indemnification

         8.1 Nature and Survival of Representations and Warranties. All of the representations and warranties made by Madison and VidKid under this Agreement shall survive the Closing.

         8.2 Indemnification. Madison shall indemnify and hold VidKid, and its shareholders, directors, officers, employees, and agents harmless from and against, and reimburse VidKid on demand for, any actual damage, loss, cost or expense (including reasonable attorneys' fees) incurred by VidKid, its Partners and their

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shareholders, directors, officers, employees, and agents resulting from any breach of Madison's representations, warranties, or covenants in this Agreement.

         9.   Miscellaneous

         9.1 Notices. Any notice or other communication requested or permitted to be given shall be in writing and shall be deemed to have been properly given when deposited in the mail if mailed by certified mail, postage prepaid, or hand deliveries with receipt, addressed as follows (or to such other addresses as the parties may specify by due notice to the others):

If to Madison:               133 "F" Ave
                             Coronado, CA 92110

If to VidKid:                VidKid Distribution, Inc.
                             3100 North 29th Court
                             2nd FL
                             Hollywood, FL 33020

         9.2 Expenses. Each party shall bear its own expenses in the performance of this Agreement.

         9.3 Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

         9.4 Governing Law. This Agreement shall be governed by the laws of the State of Florida, and venue for any action between the parties with respect to this agreement shall be in Broward County, Florida.

         9.5 Exclusivity. This Agreement embodies all of the representations, warranties, and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations, and warranties (whether oral or written) with respect to such matters are superseded and may not be amended, modified, waived, discharged, or orally terminated except by an instrument in writing signed by the party or an executive office of a corporate party against whom enforcement of the change, waiver, discharge, or termination is sought.

         9.6 Litigation. If there is any litigation among the parties hereto concerning or arising out of this Agreement or the transactions contemplated by this Agreement, the prevailing party's reasonable attorney's fees and costs, including both at trial and on appeal shall be borne by the other party.

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         9.7 VidKid may assign its rights under this Agreement to a subsidiary or affiliated company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          Madison Sports and Entertainment, Inc.

                                          By: /s/
                                             ---------------------------------
                                             President

                                          VidKid Distribution, Inc.

                                          By: /s/
                                             ---------------------------------
                                             President


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                                 PROMISSORY NOTE


U.S. $50,000                                                     August 14, 1997

         FOR VALUE RECEIVED, MADISON SPORTS AND ENTERTAINMENT, INC. ("Maker"), hereby promises to pay to the order of VIDKID DISTRIBUTION, INC. ("Payee"), at such places as the holder hereof may designate, the sum of $50,000 ("Loan") until paid in full. The indebtedness evidenced by this Note shall be due and payable on the dates, in the manner and upon the following terms:

         1. Interest. This Note shall be non-interest bearing until the Maturity Date as defined below. After the Maturity Date, this Note will thereafter bear interest at the rate of 18% per year ("Default Rate").

         2. Maturity. Anything herein to the contrary notwithstanding, the entire unpaid principal balance shall be due and payable in full on the 90th day after termination of the Asset Purchase Agreement dated August ___, 1997 (the "Agreement") between the Maker as seller and the Payee as purchaser (the "Maturity Date"). This Note shall be cancelled by the Payee, if Payee closes on the acquisition of assets contemplated by the Agreement.

         3. Additional Terms and Conditions.

         This Note is secured by the grant of a security interest in 130 master tapes of half hour color episodes of the New Howdy Doody Show as more fully described in the Agreement. The terms and conditions of the Agreement are made a part hereof and shall control in the interpretation hereof.

         Each and every party to this Note, whether as Maker, Endorser, Surety, Guarantor or otherwise, hereby waives presentment, demand, protest and notice of dishonor and of protest and assents to the terms hereof and to any extension or postponement for the time for payment or any other indulgence. All monies paid by the Payee to the Maker hereon shall at Payee's option be applied first to interest and the balance to principal.

         In the event of default in the performance of any of the covenants or agreements set forth in this Note or in the Agreement, the holder hereof may declare the entire debt then remaining unpaid immediately due and payable. In the event the holder hereof declares the entire debt remaining unpaid immediately due and payable as above provided, the undersigned Maker shall also be obligated to pay therewith as part of their indebtedness evidenced by this Note, all costs of collection, including without limitation reasonable attorneys fees, and all expenses in connection with the protection

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or realization of the collateral securing this Note incurred by the holder hereof on account of such collection, whether or not suit is filed hereon. Such costs and expenses shall include without limitation all costs, attorney's fees and expenses incurred by the holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving any of the undersigned, or involving any endorser or guarantor hereof, which in any way affect the exercise by the holder hereof of its rights and remedies under this Note, the Agreement or under any security agreement or other agreement securing this Note. The Maker hereby acknowledges and agrees that this Note shall be governed by, and construed under, the laws of the State of Florida.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note according to law on the date first above written.

                                          Madison Sports and Entertainment, Inc.

                                          By: /s/ Jaryl T. Rssad
                                             -----------------------------------
                                             Jaryl T. Rssad

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